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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of FelCor Lodging Trust Incorporated of our report dated February 1, 2000, except as to the information in Note 19, for which the date is September 15, 2000 relating to the financial statements of FelCor Lodging Trust Incorporated, which appears in the Current Report on Form 8-K dated October 4, 2000. We also consent to the incorporation by reference in this Registration Statement of our reports dated (i) February 1, 2000, relating to the financial statement schedule of FelCor Lodging Trust Incorporated and (ii) March 20, 2000, relating to the financial statements of DJONT Operations, L.L.C., all of which appear in the FelCor Lodging Trust Incorporated Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such registration statement.


PricewaterhouseCoopers LLP
Dallas, Texas
December 8, 2000